                                                             PRO FORMA CONDENSED INCOME STATEMENT
                                                             FOR THE YEAR ENDED SEPTEMBER 30, 1996
                                                           (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                                  Historical Results of
                                            John Alden Life Insurance Co.
                                                      of New York                     Pro Forma Adjustments
                                        ------------------------------------     -------------------------------
                          SunAmerica                                                Estimated                           Pro Forma
                         As Reported                     Deduct          Add        Full-Year                             Results
                             for the       For the      Quarter      Quarter       Results of                             for the
                          Year ended    Year Ended        Ended        Ended      Coinsurance              Other       Year Ended
                             9/30/96      12/31/96     12/31/96     12/31/95      Transaction        Adjustments          9/30/96
                        ------------    ----------    ---------     --------     ------------        -----------       ----------
Investment income       $  1,254,288    $   99,813    $ (25,921)    $ 23,937     $    283,381 (1)    $   (15,488)(4)   $1,620,010

Interest expense            (761,532)      (73,598)      18,902      (19,378)        (215,334)(2)             --       (1,050,940)
                         -----------     ---------    ---------     --------     ------------        -----------      -----------
Net investment income        492,756        26,215       (7,019)       4,559           68,047            (15,488)         569,070

Net realized investment
  losses                     (30,314)         (654)         825         (128)              --                 --          (30,271)

Fee income                   220,428            --           --           --               --                 --          220,428

General and adminis-
  trative expenses          (212,701)      (14,243)       3,617       (3,956)              --                 --         (227,283)

Amortization of deferred
  acquisition costs         (108,176)       (8,772)       2,343       (1,696)         (26,750) (3)         5,475 (5)     (137,576)

Other income
  (expense), net              30,034        11,790       (4,442)       3,803               --                 --           41,185
                         -----------    ----------    ---------    ---------     ------------         ----------      -----------
Pretax income                392,027        14,336       (4,676)       2,582           41,297            (10,013)         435,553

Income tax benefit
  (expense)                 (117,600)       (4,643)       1,127         (959)         (14,454) (6)         3,505 (6)     (133,024)
                         -----------    ----------   ----------    ---------      -----------         ----------      -----------
Net income               $   274,427    $    9,693    $  (3,549)   $   1,623      $    26,843         $   (6,508)     $   302,529
                         ===========    ==========    =========    =========      ===========         ==========      ===========
Earnings per share       $      1.95                                                                                  $      2.16
                         ===========                                                                                  ===========
                                                                                 -1-
See accompanying explanatory notes.

                               SUNAMERICA INC.
                    PRO FORMA CONDENSED INCOME STATEMENT
                              EXPLANATORY NOTES
                    FOR THE YEAR ENDED SEPTEMBER 30, 1996


(1) To record investment income on assets received (before deduction of the allocated purchase price) in the coinsurance transaction at 7.85%, the weighted average yield to maturity on the assets on the date of acquisition.

(2) To record interest expense on the assumed annuity contracts at 5.67%, the weighted average rate credited to contract holders on the date of assumption.

(3) To record amortization of the deferred acquisition cost arising from this transaction based upon the investment income and interest expense recorded above, as described in Notes (1) and (2), and the Registrant's estimate of related future gross profits.

(4) To reflect lost interest income on the $238,282,000 purchase price at the Registrant's average short-term portfolio yield of 6-1/2%.

(5) To eliminate amortization recorded by John Alden Life Insurance Company of New York ("John Alden New York"), and record $2,650,000 of pro forma amortization of the deferred acquisition cost arising from the John Alden New York portion of the transaction based upon the gross profits recorded by John Alden New York for the year and the Registrant's estimate of related future gross profits.

(6) To record the income tax effect of the pro forma adjustments at the statutory rate of 35%.










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